UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2024

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to NMFC Credit Facility

New Mountain Finance Corporation (the “Company”) previously entered into the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 4, 2021 (together with the exhibits and schedules thereto, and as amended from time to the time, the “Revolving Credit Agreement”), by and among the Company, as the borrower, Goldman Sachs Bank, USA, as the administrative agent and syndication agent, and the lenders party thereto.

On September 30, 2024, the Company entered into the Second Amended and Restated Senior Secured Revolving Credit Agreement (the “Second Amended and Restated Revolving Credit Agreement,” and the revolving credit facility thereunder the “NMFC Credit Facility”), by and among the Company, Sumitomo Mitsui Banking Corporation, as administrative agent, sole lead arranger, and sole book runner (the “Administrative Agent”), and the lenders party thereto, which amended and restated the Revolving Credit Agreement. Unless otherwise indicated, the terms used below have the meanings ascribed in the Second Amended and Restated Revolving Credit Agreement.

The Second Amended and Restated Revolving Credit Agreement amended the NMFC Credit Facility to, among other things, (i) increase the total commitments to $638,500,000; (ii) extend the maturity to September 2029 (for $527,100,000 of the commitments (the “extended commitments”)); and (iii) change the applicable margin to 1.90% for the extended commitments.

The description above is qualified in its entirety by reference to the Second Amended and Restated Revolving Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024.

Item 1.02	Termination of a Material Definitive Agreement

Termination of DB Credit Facility

On September 30, 2024, the Company terminated in full the Loan Financing and Servicing Agreement, dated as of December 14, 2018 (as amended from time to time, the “Loan Financing and Servicing Agreement”, and the credit facility thereunder the “DB Credit Facility”) by and among New Mountain Finance DB, L.L.C., as borrower, the Company, as servicer and as equityholder, Deutsche Bank AG, New York Branch, as the facility agent and as a committed lender (the “Lenders”), U.S. Bank Trust Company, National Association, as the collateral agent, and U.S. Bank National Association, as the collateral custodian. In connection with the termination of the DB Credit Facility, the Company also terminated the security interest over the collateral granted to the Lenders pursuant to the Loan Financing and Servicing Agreement and the other Transaction Documents (as defined in the Loan Financing and Servicing Agreement).

The DB Credit Facility was terminated concurrent with the satisfaction of all obligations and liabilities of the Company to the Lenders thereunder, including, without limitation, payments of principal and interest, other fees, breakage costs and other amounts owing to the Lenders.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary

Date: October 3, 2024